Exhibit 10.8

Application for shares

To:	The directors
DT Cloud Acquisition Corporation Company Number 392229 (Company)

We, [        ] of [        ] apply for the allotment and issue to us of the following fully paid shares (Shares) in the capital of the Company to the amount of USD0.0001 per Share.

Number of shares:	[ ]
Class of shares:	Ordinary
Amount payable per share:	USD0.0001
Total payable	USD[ ] (Consideration)

If this application is successful, we agree to pay the Company on demand the sum of USD[         ] payable as the Consideration.

Conditional upon the allotment to us of the Shares, we request and authorise the Company to enter our name in the Company’s register of members as the holder of the Shares.

We confirm that we will hold the Shares on the terms of Company’s articles of association. We also confirm that the address we have given will be our address recorded in the register of members and the address to which notices of meeting and other notices under the Company’s articles of association are to be given.

In addition, in the event of the Company’s initial public offering on a recognised stock exchange (the IPO) and the over-allotment option granted to the underwriter(s) of the IPO is not exercised in full, we acknowledge and agree that the Company/we may forfeit any and all rights of up to 225,000 Shares purchased and issued to us such that immediately following such forfeiture, we will own, in total, an aggregate number of the ordinary shares (not including the ordinary shares underlying any private placement units or warrants or rights, as the case may be, (whether comprised in any such units or standing alone) that may be issued to us upon exercise of any warrants or any securities or rights purchased by us in the IPO or in the aftermarket) equal to 20% of the issued and outstanding ordinary shares of the Company immediately following completion of the IPO. If any of the Shares are forfeited in accordance with this paragraph, then after such time we shall no longer have any rights as a holder of such forfeited Shares, and the Company shall take such action as is appropriate to redeem and cancel such forfeited Shares, which may include by way of the compulsory redemption and cancellation of such Shares for nil consideration. In addition, we hereby irrevocably grant the Company a limited power of attorney for the purpose of effectuating the foregoing and agree to take any and all action reasonably requested by the Company necessary to effect any adjustment in this paragraph (including any such redemption as is referred to herein above).

Dated [        ]

For and on behalf of

[         ]

Name:
Title: